                                                                    Exhibit 23.3



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 of Brooks Automation, Inc. of our report dated December 13, 1999, relating to the financial statements prepared in conformity with German GAAP of the Infab Group which appear in Brooks Automation, Inc.'s Report on Form 8-K/A, Amendment No. 1 to the Current Report, dated December 14, 1999.




Stuttgart, February 9, 2000


                                        Dr. Ebner, Dr. Stolz and Partner GmbH
                                                      Auditors
                                                   Tax Consultants

                                                /s/ Dr. Wolfgang Russ

                                                  Dr. Wolfgang Russ
                                                       Auditor